UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2020

GRAF INDUSTRIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38703	83-1138508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 Vintage Park Blvd., Suite W-222

Houston, Texas 77070

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 745-8669

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one redeemable warrant	GRAF.U	The New York Stock Exchange
Common stock, $0.0001 par value per share	GRAF	The New York Stock Exchange
Warrants, each exercisable for three-quarters of one share of common stock	GRAF WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreements.

On August 20, 2020, Graf Industrial Corp. (the “Graf” or the “Company”) entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger, dated July 2, 2020 (as amended, the “Merger Agreement”), by and among VL Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Velodyne Lidar, Inc. (“Velodyne”) relating to the Company’s proposed business combination with Velodyne (the “Business Combination”). In addition, on August 20, 2020, a letter agreement was executed by the Company and Velodyne to clarify and acknowledge the agreed upon terms of the Merger Agreement. The Company previously disclosed entering into the Merger Agreement in a Form 8-K filed on July 6, 2020 with the Securities and Exchange Commission (the “SEC”) and has filed a preliminary proxy statement regarding the merger with the SEC on the date hereof (the “Preliminary Proxy Statement”).

As disclosed in the Preliminary Proxy Statement, subject to the terms and conditions of the Merger Agreement as amended by the Amendment, in connection with the Business Combination, Graf has agreed to pay Velodyne equity holders aggregate consideration consisting of (1) 143,575,763 shares of Company common stock, including shares issuable in respect of vested equity awards of Velodyne, plus, (2) up to 2,000,000 shares of Company common stock earned due to the satisfaction of the Earnout Condition (as defined below) on July 30, 2020 pursuant to the terms of the Merger Agreement (the “Earnout”), including the Earnout RSUs, which are subject to vesting and will not be legally issued and outstanding at the Closing of the Business Combination (the “Closing”), plus (3) up to 4,878,048 shares of Company common stock that (i) will only be issued in full if no Velodyne capital stock is repurchased for cash in the Pre-Closing Velodyne Tender Offer (as defined below) or (ii) to the extent shares of Velodyne capital stock are repurchased in the Pre-Closing Velodyne Tender Offer for less than $50,000,000, such 4,878,048 shares of Company common stock will decrease accordingly, as described below, for a total of up to a maximum of 150,453,811 shares of Company common stock (the “Maximum Share Consideration”), in the event no shares are repurchased in the Pre-Closing Velodyne Tender Offer.

The Maximum Share Consideration will be decreased by the number of shares of Company common stock that would have been issued to Velodyne equity holders pursuant to the Merger Agreement, but who instead opt to have their respective Velodyne shares repurchased by Velodyne for cash in a tender offer (the “Pre-Closing Velodyne Tender Offer”), which is expected to be consummated prior to the Closing. The Pre-Closing Velodyne Tender Offer will have an aggregate purchase price of up to $50,000,000 in cash (the “Maximum Tender Consideration”), and under the terms of the Pre-Closing Velodyne Tender Offer, Velodyne will repurchase and cancel shares of the holders of Velodyne common and preferred stock who accept Velodyne’s offer to exchange their shares for a per share amount of cash, payable concurrently with or immediately following the Closing and equal to $10.25 times the number of shares of Company common stock that would have been issued as merger consideration in respect of such shares. The cash consideration with respect to the Pre-Closing Velodyne Tender Offer (up to the Maximum Tender Consideration) will be payable concurrently with or immediately following the Closing. If a total of $50,000,000 of shares of Velodyne common and preferred stock are repurchased in the Pre-Closing Velodyne Tender Offer, the merger consideration will be 145,575,763 shares of Company common stock, including (1) shares issuable in respect of vested equity awards of Velodyne, and (2) up to 2,000,000 shares of Company common stock earned due to the satisfaction of the Earnout Condition (as defined below), including the Earnout RSUs, which are subject to vesting and will not be legally issued and outstanding at Closing. The Earnout was achieved on July 30, 2020, after the closing trading price of our common stock was greater than or equal to $15.00 for any 20 trading days within any 30 trading-day period, commencing on the date of the Merger Agreement (the “Earnout Condition”).

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference herein. The shares of common stock to be issued in connection with the Merger Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Important Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, the Company filed the Preliminary Proxy Statement and intends to file a definitive proxy statement with the SEC. The Company’s stockholders and other interested persons are advised to read the Preliminary Proxy Statement and any amendments thereto and, when available, the definitive proxy statement, in each case filed in connection the Business Combination, as these materials will contain important information about Velodyne, the Company and the Business Combination. When available, the definitive proxy statement and other relevant materials for the Business Combination will be mailed to stockholders of the Company as of a record date to be established for voting on the Business Combination. Stockholders of the Company will also be able to obtain copies of the Preliminary Proxy Statement and any amendments thereto, the definitive proxy statements and other documents filed with the SEC by the Company, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Graf Industrial Corp., 118 Vintage Park Blvd., Suite W-222, Houston, Texas 77070, Attention: Secretary, (281) 515-3517.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”), which was filed with the SEC and is available free of charge at the SEC’s website at www.sec.gov, or by directing a request to Graf Industrial Corp., 118 Vintage Park Blvd., Suite W-222, Houston, Texas 77070, Attention: Secretary, (281) 515-3517. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Business Combination is contained in the Preliminary Proxy Statement and will be contained in the Definitive Proxy Statement for the Business Combination when available.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and Velodyne’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and Velodyne’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination, the Pre-Closing Velodyne Tender Offer, and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and Velodyne’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or could otherwise cause the Business Combination to fail to close; (2) the outcome of legal proceedings that have or may be instituted against the Company and Velodyne; (3) the inability to complete the Business Combination, including due to failure to obtain the requisite approval of stockholders or other conditions to closing in the Merger Agreement; (4) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Business Combination; (5) the inability to obtain or maintain the listing of the shares of common stock of the post-acquisition company on The New York Stock Exchange following the Business Combination; (6) the risk that the announcement and consummation of the Business Combination disrupts current plans and operations; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that Velodyne or the combined company may be adversely affected by other economic, business, competitive and/or factors such as the COVID-19 pandemic; and (11) other risks and uncertainties indicated from time to time in the Preliminary Proxy Statement relating to the Business Combination, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC, including the Company’s Annual Report. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Amendment to Agreement and Plan of Merger, dated as of August 20, 2020
2.2	Letter Acknowledgement, dated as of August 20, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAF INDUSTRIAL CORP.

By:	/s/ James A. Graf
Name: James A. Graf
Title: Chief Executive Officer

Date: August 20, 2020